UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2012

BroadVision, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1600 Seaport Blvd, Suite 550, North Bldg, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:	(650) 331-1000

                                         Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2012, BroadVision, Inc. (the “Company”) entered into a Lease Agreement (the "Lease Agreement") with VII PAC SHORES INVESTORS, L.L.C., a Delaware limited liability company (“Landlord”) to lease approximately 16,399 rentable square feet of office space located at 1700 Seaport Boulevard, Redwood City, California 94063. The Lease Agreement will commence on June 20, 2012 (the "Commencement Date") and expire on June 30, 2015 unless earlier terminated.

The total monthly base rent for the Lease will be approximately $50,017 for the first 12 months, $51,520 for the next 12 months and $53,064 for the remaining 12 months. Traditional triple-net (NNN) operating expenses and any utilities and janitorial expenses are excluded from the base rent. The Company will be responsible for a proportionate share of such expenses and any other expenses billed by the Landlord under the Lease Agreement.

The foregoing is a summary description of the terms and conditions of the Lease Agreement and by its nature is incomplete. It is qualified in its entirety by reference to the Lease Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 – Financial Statements & Exhibits

(a) Exhibits

Exhibit No.	Description
10.1	Lease Agreement dated April 18, 2012 by and between BroadVision, Inc. and VII PAC SHORES INVESTORS, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

April 20, 2012	By:	/s/ Shin-Yuan Tzou

Name: Shin-Yuan Tzou
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Agreement dated April 18, 2012 by and between BroadVision, Inc. and VII PAC SHORES INVESTORS, L.L.C.